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                                                                  EXHIBIT 16.1

                          [ERNST & YOUNG LETTERHEAD]

June 22, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the statements included under the caption "Change in Independent Accountants" in Integrated Telecom Express, Inc.'s Registration Statement on Form S-1, and are in agreement with the statements contained in the first, fourth and fifth sentences of the first paragraph therein. We have no basis to agree or disagree with the other statements of the registrant contained therein or anywhere else in the Prospectus or Registration Statement.


                                             /s/ Ernst & Young LLP